   As filed with the Securities and Exchange Commission on September 24, 1998

                                             Registration No. 333
                                                                 ---------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             SCHOOL SPECIALTY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   39-0971239
  (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                  identification number)

                            100 North Bluemond Drive
                            Appleton, Wisconsin 54914
                    (Address of Principal Executive Offices)

                                 (920) 734-2756
              (Registrant's telephone number, including area code)

                School Specialty, Inc. 1998 Stock Incentive Plan
                       School Specialty, Inc. 401(k) Plan

                            (Full title of the plan)

                                 Don Noskowiak
                           Chief Financial Officer
                            School Specialty, Inc.
                           100 North Bluemond Drive
                          Appleton, Wisconsin 54914
                                 (920) 734-2756
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                 With a copy to:

                                Mark Dewire, Esq.
                             Roger J. Patterson,Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                             Washington, D.C. 20037

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                            Proposed        Proposed
                                 Title of                                   Maximum         Maximum
                                Securities                 Amount           Offering        Aggregate       Amount of
                                  to be                    to be              Price         Offering       Registration
    Name of Plan                Registered               Registered         Per Share         Price             Fee
----------------------      -------------------          ----------        ----------      -----------     ------------

1998 Stock Incentive        Common Stock, par            2,915,000          $15.87         $46,257,380(1)     $13,646
Plan (the "SIP")            value $0.001 per
                            share
401(k) Plan (the            Common Stock, par              500,000          $13.75         $ 6,875,000(3)     $ 2,029
"Plan")(2)                  value $0.001 per
                            share

(1) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 757,542 ungranted options issuable pursuant to the SIP, a per share exercise price of $13.75 per share, which is equal to the average of the high and low prices reported in the Nasdaq Stock Market on September 17, 1998, and (b) for 2,157,458 options previously granted pursuant to the SIP, the weighted average per share exercise price of $16.61 per share.

(2) Interests in the Plan are also being registered hereby, for which no additional fee is payable pursuant to Rule 457(h)(2).

(3) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee are computed on the basis of $13.75 per share, the average of the high and low prices reported in the Nasdaq Stock Market on September 17, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. School Specialty, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

         The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Report on Form 10-K for the year ended April 25,
1998.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since April 25, 1998.

         (c) The description of the Company's Common Stock which is incorporated by reference in the Registration Statement on Form 8-A filed by the Company under the Exchange Act on June 4, 1998, including any amendment or report filed for the purpose of updating such description.


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


         Item 4.   Description of Securities

         Not Applicable.

         Item 5.  Interests of Named Experts and Counsel

         Not Applicable

         Item 6.  Indemnification of Directors and Officers

         Article Nine of School Specialty's Certificate of Incorporation provides that School Specialty shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Article Eight of School Specialty's Certificate of Incorporation states that directors of School Specialty will not be liable to School Specialty or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to School Specialty or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Four of School Specialty's Bylaws provides that School Specialty shall indemnify its officers and directors (and those serving at the request of School Specialty as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of School Specialty as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of School Specialty, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to School Specialty unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Unless the Board of Directors of School Specialty otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by School Specialty in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by School Specialty.

         Item 7.   Exemption from Registration Claimed

                  Not Applicable.

         Item 8.  Exhibits

         The Exhibit Index attached to this registration statement is incorporated herein by reference.

         Item 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1993;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Appleton, Wisconsin on the 24th day of September, 1998.

                                           School Specialty, Inc.

                                           By: /s/ DANIEL P. SPALDING
                                             ----------------------------------
                                           Daniel P. Spalding
                                           Chairman of the Board and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Daniel P. Spalding and Donald J. Noskowiak as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                     Title                               Date
                ---------                                     -----                               ----

       /s/ DANIEL P. SPALDING                        Chairman of the Board and              September 24, 1998
----------------------------------------             Chief Executive Officer
                Daniel P. Spalding                   (Principal Executive Officer)

       /s/ DAVID J. VANDER ZANDEN                    President, Chief Operating             September 24, 1998
----------------------------------------             Officer and Director
              David J. Vander Zanden

       /s/ DONALD J. NOSKOWIAK                       Executive Vice President and
----------------------------------------             Chief Financial Officer                September 24, 1998
                Donald J. Noskowiak                  (Principal Financial and
                                                     Accounting Officer)

----------------------------------------             Director                               September ___, 1998
                Jonathan J. Ledecky



                Signature                                     Title                               Date
                ---------                                     -----                               ----

      /s/ LEO C. MCKENNA
----------------------------------------              Director                              September 24, 1998
             Leo C. McKenna


-----------------------------------------             Director                              September ___, 1998
         Rochelle Lamm Wallach

                                  EXHIBIT INDEX


Exhibit
Number        Description
-------       -----------

4.1      1998 Stock Incentive Plan (a)

5 Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP, as independent public accountant

23.2 Consent of Ernst & Young LLP, as independent Auditors, with respect to School Specialty, Inc.

23.3 Consent of Ernst & Young LLP, as independent Auditors, with respect to National School Supply Company

23.4     Consent of BDO Seidman, LLP, as independent public accountant

24       Power of attorney (included on signature pages of this Registration
         Statement)

-----------

(a) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 Amendment No. 3 (File No. 333-46537) as filed with Commission on June 4, 1998.